a21, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 31, 2005 AND FOR THE NINE MONTHS THEN ENDED
 AND THE YEAR ENDED DECEMBER 31, 2004

The following pro forma condensed consolidated balance sheet as of September 30, 2005 and the pro forma condensed consolidated statement of operations for the nine months then ended and the year ended December 31, 2004 give effect to the acquisition of 100% of the outstanding stock of  LCJ Acquisitions Limited and its subsidiaries, Ingram 1001 Limited and Ingram Publishing Limited (collectively "Ingram") by a21. The pro forma balance sheet is based on the consolidated balance sheet of a21 as of September 30, 2005 and the consolidated balance sheet of Ingram as of October 12, 2005. The pro forma information for the nine months ended September 30, 2005 is based on the consolidated financial statements of a21 for the nine months ended September 30, 2005 and the consolidated financial statements of Ingram for the nine months ended August 31, 2005, and the accompanying notes to the pro forma condensed consolidated financial statements. The pro forma information for the year ended December 31, 2004 is based on the consolidated financial statements of a21 for the year ended December 31, 2004 and the consolidated financial statements of Ingram for the twelve months ended February 28, 2005, and the accompanying notes to the pro forma condensed consolidated financial statements.

a21, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2005
( in thousands )

							Consolidated
	a21, Inc.	Ingram		Adjustments			Proforma

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,157	$77	e	$366			$1,600
Accounts receivable, net	1,286	455					1,741
Inventory	96	66					162
Prepaid expenses and other current assets	219	33					252
Total current assets	2,758	630		366		-	3,755
Land and building, net	7,256	-					7,256
Photo collection, net	1,839	-					1,839
Property and equipment, net	411	83					494
Investment in Ingram	-	-	a	3,600	b	(3,600)	-
Goodwill	1,049	3,491	b	5,234	b	3491	6,283
Contracts with photographers	980	-					980
Long-term accounts and notes receivable	523	-					523
Intangible assets, net	74	-					74
Other long-term assets	101	-					101
Restricted cash	669	-					669
Total assets	$15,660	$4,204		$9,200		$(109)	$21,973

LIABILITIES AND STOCKHOLDERS' EQUITY / (CAPITAL DEFICIENCY)
CURRENT LIABILITIES
Accounts payable	$901	$212					$1,113
Royalties payable	1,083	71					1,154
Accrued wages and payroll taxes	116	28					144
Accrued interest	269	3	c	3			269
Current portion of notes payable	1,078	1,535	c	1,535			1,078
Current portion of promissory note payable	33	-					33
Accrued purchase price payable	306	-					306
Other liablilities	-	473	c	179			295
Total current liabilities	3,786	2,322		1,717		-	4,392

a21, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2005
( in thousands )

							Consolidated
	a21, Inc.	Ingram		Adjustments			Proforma

LONG-TERM LIABILITIES
Promissory note payable, long-term portion	33	-					33
Other long-term liabilities	62	17	c	17			62
Loan payable, less current portion	7,480	-					7,480
Convertible subordinated notes payable, net	2,291	-					2,291
Unsecured notes payable to others, net	-	-					-
Deferred taxes	-	7					7
Total liabilities	13,652	2,347	c	1,734		-	14,265
MINORITY INTEREST	2,800	-					2,800
STOCKHOLDERS' EQUITY / (CAPITAL DEFICIENCY)
Preferred stock	-	7	b	7	a	1,448	1,448
Common stock	53	-					53
Treasury stock (at cost, 3,679,775 shares)	-	-			a	1,086	1,086
Additional paid-in capital	11,990	1,184	b	1,184	d	3,166	15,156
Deferred compensation	(189)	-					(189)
Accumulated (deficit) earnings	(12,721)	666	b	666			(12,721)
Accumulated comprehensive income	75	-					75
Total stockholders’ equity/(capital deficiency)	(792)	1,857		1,857		5,700	4,908

Total liabilities and stockholders’ equity/(capital deficiency)	$15,660	$4,204		$3,591		$5,700	$21,973

a21, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
( in thousands, except share and per share amounts )

	a21	Ingram			Consolidated
	9/30/2005	8/31/2005	Adjustments		Proforma

REVENUE	$6,703	$2,220			$8,923
COST OF REVENUE	2,097	398			2,495
GROSS PROFIT	4,606	1,822	-	-	6,428

OPERATING EXPENSES
Selling, general and administrative	5,517	1,302			6,819
Depreciation and amortization	1,075	10			1,085
TOTAL OPERATING EXPENSES	6,592	1,312	-	-	7,904
OPERATING (LOSS) INCOME	(1,986)	510	-	-	(1,476)

Interest expense, net	(1,045)	(82)		(82)	(1,045
Other income, net	(279)	20			(259)
(LOSS) INCOME BEFORE TAXES	(3,310)	447	-	(82)	(2,781)
Income tax benefit (expense)	-	(137)	21	-	(158)
NET (LOSS) INCOME	$(3,310)	$310	$21	$(82)	$(2,943)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.08)				$(0.05)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING, BASIC AND DILUTED	41,752,336	20,734,000			62,486,336

a21, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE ONE YEAR ENDED DECEMBER 31, 2004
( in thousands, except share and per share amounts )

	a21	Ingram			Consolidated
	12/31/2004	02/28/05	Adjustments		Proforma

REVENUE	$7,475	$3,062			$10,537
COST OF REVENUE	2,241	588			2,829
GROSS PROFIT	5,234	2,475	-	-	7,709

OPERATING EXPENSES
Selling, general and administrative	5,929	1,570			7,499
Depreciation and amortization	1,127	8			1,135
TOTAL OPERATING EXPENSES	7,056	1,578	-	-	8,634
OPERATING (LOSS) INCOME	(1,822)	897	-	-	(925)

Interest expense, net	(1,443)	(140)		(140)	(1,443)
Other income, net	45	10			55
(LOSS) INCOME BEFORE TAXES	(3,220)	767	-	(140)	(2,314)
Income tax benefit (expense)	729	(214)	39	-	476
NET (LOSS) INCOME	$(2,491)	$552	$39	$(140)	$(1,838)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.07)				$(0.03)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING, BASIC AND DILUTED	35,031,876	20,734,000			55,765,876

a21, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Note 1 - The Transaction

On October 12, 2005, a21 ( the “Company”) consummated a transaction whereby it acquired 100% of the outstanding stock of LCJ Acquisitions Limited and its subsidiaries, Ingram 1001 Limited and Ingram Publishing Limited (collectively "Ingram"). Under the terms of the purchase and sale agreement Ingram’s stockholders received $965,000 in cash, 3,620,000 shares of the Company’s common stock and $1,448,000 in preferred stock that is convertible into shares of the Company’s common stock at a minimum price of $0.50 per share. The purchase price is subject to adjustments based on Ingram’s closing balance sheet. In addition, the Company repaid a $1,548,000 credit facility of Ingram and other Ingram debt and transaction costs of $287,000.

The transaction is being accounted for as a purchase in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations”. Accordingly, the purchase price will be allocated to the assets and liabilities assumed based on their estimated fair values at the date of acquisition. The Company has retained an independent valuation firm to assist in the allocation of the purchase price of Ingram. The pro forma adjustments below reflect management’s preliminary allocation of the purchase price of Ingram.

BALANCE SHEET ADJUSTMENTS (in thousands)

(a)	Cost of the acquisition of Ingram

	Cash paid to shareholders of Ingram		965
	Common stock issued		1,086
	Preferred stock issued		1,448
	Legal fees		101
			3,600

(b)	Allocation of acquisition costs

	Net book value of Ingram at acquisition		1,857
	Adjustment for write-off of prior goodwill		(3,491)
			(1,634)
	Allocation to	Goodwill	5,234
		Total	3,600

(c)	Payments on Ingram Debt		1,734

(d)	Proceeds from the issuance of common stock		3,166

(e)	Summary of cash receipts and disbursements:

	Cash receipts
	Proceeds from sale of common (d)		3,166
		Total	3,166
	Cash disbursements
	Cash paid to sellers of Ingram (a)		965
	Payments on Ingram debt (c)		1,734
	Legal fees		101
		Total	2,800

	Net increase in pro-forma cash balance		366